UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 9, 2017

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2017, Navidea Biopharmaceuticals, Inc. (the “Company”) Anthony S. Fiorino, M.D., Ph.D., an independent director, resigned from the Company’s board of directors (“Board”), and as a member of the Company’s Audit Committee (the “Audit Committee”). Following Dr. Fiorino’s resignation, the Company’s Board consists of four members, of whom three are independent. Effective upon the resignation of Dr. Fiorino, Mark I. Greene, M.D., Ph. D., FRCP was appointed to the Audit Committee.

The Board, through its Compensation, Nominating and Governance (“CNG”) Committee, is in the process of identifying a candidate to fill the vacancy on the Board created by Dr. Fiorino’s resignation. At the conclusion of this process, and based upon the recommendation of the CNG Committee, the Board intends to appoint a new director to fill the unexpired vacancy of Dr. Fiorino’s term as a director, which term shall expire at the 2018 Annual Meeting of Stockholders.

The resignation of Dr. Fiorino was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIDEA BIOPHARMACEUTICALS, INC.

Date: October 13, 2017	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Operating Officer and Chief Financial Officer